UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 22, 2020

VERDE BIO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54524	30-0678378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Cowboys Way, Suite 300

Frisco, Texas 75034

(Address of Principal Executive Offices)

(972) 217-4080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreements.

Purchase and Sale Agreement

On September 22, 2020, Verde Bio Holdings, Inc. (the “Company”) entered into a Purchase and Sale Agreement (“Purchase Agreement”) with a private seller, whereby the Company agreed to purchase, various mineral and oil and gas royalty interests in exchange for 5,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The acquisition is expected to close on or before November 15, 2020 with the effective date of the acquisition October 1, 2020.

A form of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits

10.1	Purchase and Sale Agreement

99.1	Press Release issued September 24, 2020

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 1st day of October, 2020.

VERDE BIO HOLDINGS, INC.
By:	/s/ Scott A. Cox
	Name:	Scott A. Cox
	Title:	Chief Executive Officer